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                    INSTRUCTIONS TO REGISTERED HOLDER AND/OR
         BOOK-ENTRY TRANSFER FACILITY PARTICIPANT FROM BENEFICIAL OWNER

                                       OF

                               EXIDE CORPORATION
                           10% SENIOR NOTES DUE 2005

To Registered Holder and/or Participant of The Depository Trust Company:

  The undersigned hereby acknowledges receipt of the Prospectus dated September 28, 1995 (the "Prospectus") of Exide Corporation, a Delaware corporation (the "Company"), and the accompanying Letter of Transmittal (the "Letter of Transmittal"), that together constitute the Company's offer (the "Exchange Offer"). Capitalized terms used but not defined herein have the meanings ascribed to them in the Prospectus.

  This will instruct you, the registered holder and/or book-entry transfer facility participant, as to the action to be taken by you relating to the Exchange Offer with respect to the 10% Senior Notes due 2005 (the "Old Notes") held by you for the account of the undersigned.

  The aggregate face amount of the Old Notes held by you for the account of the undersigned is (fill in amount):

  $             of the 10% Senior Notes due 2005.

  With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

  [_] TO TENDER the following Old Notes held by you for the account of the undersigned (insert principal amount of Old Notes to be tendered if any): $

  [_] NOT TO TENDER any Old Notes held by you for the account of the undersigned.

  If the undersigned instructs you to tender the Old Notes held by you for the account of the undersigned, it is understood that you are authorized (a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), the representation and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner, including but not limited to, the representations that (i) the New Notes acquired pursuant to the Exchange Offer are being obtained in the ordinary course of business of the undersigned, (ii) neither the undersigned nor any such other person has an arrangement or understanding with any person to participate in the distribution of such New Notes, (iii) if the undersigned is not a broker-dealer, or is a broker-dealer but will not receive New Notes for its own account in exchange for Old Notes, neither the undersigned nor any such other person is engaged in or intends to participate in the distribution of such New Notes and (iv) neither the undersigned nor any such other person is an "affiliate" of the Company within the meaning of Rule 405 under the Securities Act or, if the undersigned is an "affiliate," that the undersigned will comply with the registration and prospectus delivery requirements of the Securities Act to the extent applicable; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of such Old Notes. If the undersigned is a broker-dealer (whether or not it is also an "affiliate") that will receive New Notes for its own account in exchange for Old Notes, it represents that such Old Notes were acquired as a result of market-making activities or other trading activities, and it acknowledges that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, the undersigned is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act.


                                   SIGN HERE
 Name of beneficial owner(s): _______________________________________________
 Signature(s): ______________________________________________________________
 Name (please print): _______________________________________________________
 Address: ___________________________________________________________________
      _____________________________________________________________________
      _____________________________________________________________________
 Telephone Number: __________________________________________________________
 Taxpayer Identification or Social Security Number: _________________________
 Date: ______________________________________________________________________